Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated March 30, 2011, on our audit of the financial statements of LecTec Corporation as of December 31, 2010 and 2009 and for the years then ended. We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

/s/ Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota

July 5, 2011